COLUMBUS ENERGY CORP.
                            (A Colorado Corporation)


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 March 20, 1997


     You are invited to attend or be represented by proxy at the Annual Meeting of Shareholders of Columbus Energy Corp., a Colorado corporation, to be held in the Norwest Bank Building Forum Room, Main Floor, 1740 Broadway, Denver, Colorado, at 9:30 a.m. MDT on May 8, 1997, for the following purposes:

     1. To elect three Class II members of the Board of Directors for the ensuing year as listed in the proxy statement.

     2. To transact such other business as may properly be brought before the meeting.

     The transfer books of the Company will not be closed, but only shareholders of record at the close of business on March 10, 1997 will be entitled to receive notice of, and vote at, the meeting or at any postponement or adjournment thereof.

     A copy of the annual report of the Company for the fiscal year ended November 30, 1996 accompanies this Notice of Annual Meeting of Shareholders.

     PLEASE FILL IN, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY SO THAT YOUR VOTE CAN BE RECORDED WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. POSTAGE IS PROVIDED IF MAILED WITHIN THE UNITED STATES.

     You may revoke your proxy by following the procedures set forth in the accompanying proxy statement.


                                         BY ORDER OF THE BOARD OF DIRECTORS



                                         H. C. Gutjahr
                                         Secretary

                             COLUMBUS ENERGY CORP.

                              1660 Lincoln Street
                             Denver, Colorado 80264

                           ANNUAL MEETING MAY 8, 1997


                                PROXY STATEMENT

                                 March 20, 1997



                             SOLICITATION OF PROXY

     This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the "Board of Directors" or the "Board") of Columbus Energy Corp. ("Columbus" or the "Company") for use at the annual meeting of shareholders of Columbus to be held May 8, 1997. The notice of the meeting and form of proxy are enclosed with this proxy statement.

                                     PROXY

     Each properly executed proxy will be voted, and where a choice has been specified by the shareholders on the proxy, it will be voted in accordance with the specifications made. If no choice is specified it will be voted FOR the nominee directors. Execution of a proxy will not in any way affect a shareholder's right to attend the meeting and to vote in person. Any shareholder giving a proxy has the right to revoke it at any time before it is voted by notice to the Secretary of the Company prior to or at the time of the meeting, by executing a new proxy bearing a later date, or by voting in person at the meeting.

                                 VOTING MATTERS

     The only voting class of security of the Company is its common stock, par value $.20 per share, each share of which entitles its holder to one vote. As of March 10, 1997, there were outstanding and entitled to vote 3,165,690 shares of common stock. Only shareholders of record at the close of business on March 10, 1997 are entitled to notice of, and to vote at, the meeting or any adjournment thereof.

     The presence, in person or by proxy, of holders of one-third of the outstanding common stock of the Company will constitute a quorum for the transaction of business at the annual meeting, but, if a quorum is not present, the meeting may be adjourned from time to time until a quorum is obtained. Both abstentions and broker non-votes are treated as present for purposes of determining a quorum at the annual meeting. The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote is necessary for election of directors. With regard to the election of directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. Brokers that do not receive instructions are entitled to vote on the election of directors. Under applicable Colorado law, a broker non-vote will have no effect on the outcome of the election of directors as such votes will not be counted as votes cast.


     This proxy statement and the accompanying notice of annual meeting and form of proxy are first being sent to shareholders on or about March 20, 1997.


     THE COMPANY WITHOUT CHARGE WILL PROVIDE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED NOVEMBER 30, 1996, TO EACH RECORD OR BENEFICIAL OWNER OF ITS COMMON STOCK ON THE RECORD DATE. SUCH REQUESTS SHOULD BE DIRECTED
TO: COLUMBUS ENERGY CORP., 1660 LINCOLN STREET, SUITE 2400, DENVER, COLORADO 80264, ATTENTION: H. C. GUTJAHR, SECRETARY.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth information concerning persons known by the Company to be beneficial owners of more than five percent of the Company's voting securities as of February 28, 1997. All information is taken from or based on filings made by such beneficial owners with the Securities and Exchange Commission ("SEC") or information provided by such owners to the Company. Except as indicated in the footnotes, each person identified in the table holds sole voting and investment power with respect to the shares shown opposite such person's name.

      Title                  Name and Address           Amount and Nature of      Percent
     of Class               of Beneficial Owner         Beneficial Ownership      of Class
     --------               -------------------         --------------------      --------
   Common Stock         Harry A. Trueblood, Jr.                 827,493 (1)          25.8
   par value            1660 Lincoln St., Suite 2400
   $.20 per share       Denver, CO 80264

                        Carl Seaman                             332,024 (2)          10.4
                        63 Hunting Ridge Road
                        Greenwich, CT 06831

                        Fidelity Low-Priced Stock Fund,         277,526 (3)          8.7
                        c/o Fidelity Management
                           & Research Company
                        82 Devonshire Street
                        Boston, MA  02109

                        Wellington Management Company, LLP      305,740              9.6
                        Wellington Trust Co. N.A.
                        75 State Street
                        Boston, MA  02109

(1) Includes 25,000 shares underlying non-statutory stock options that Mr. Trueblood has the right to acquire within 60 days of the record date; and 16,940 shares which are owned by Lucile B. Trueblood, Mr. Trueblood's wife, which she holds as her separate property and as to which Mr. Trueblood disclaims any beneficial ownership.
(2) Includes 121,000 shares owned by Carl and Associates, a general partnership in which Mr. Seaman owns an 80% partnership interest and as to which Mr. Seaman shares voting and investment power, and 4,471 shares which are owned by Linda Seaman, Mr. Seaman's wife, which she holds as her separate property and as to which Mr. Seaman disclaims any beneficial ownership.
(3) Fidelity Low-Priced Stock Fund (the "Fund") is reported to be an investment company whose investment adviser is Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp. FMR Corp. is controlled by Edward C. Johnson, 3d. Edward C. Johnson, 3d., Fidelity, and FMR Corp. have sole power to dispose of the shares owned by the Fund.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The table below provides information as to each class of Columbus' equity securities beneficially owned as of February 28, 1997 by (i) each director, (ii) each "named executive officer" listed in the table under the heading "Executive Compensation", and (iii) all directors and executive officers as a group. All information is taken from or based on filings made by such persons with the SEC or provided by such persons to the Company. Except as indicated in the footnotes, each person identified in the table holds sole voting and investment power with respect to the shares shown opposite such person's name.

    Title                                                  Amount and Nature        Percent
   of Class                        Name                 of Beneficial Ownership    of Class
   --------                        ----                 -----------------------    --------
Common stock             Harry A. Trueblood, Jr.               827,493 (1)           25.8
par value                J. Samuel Butler                       16,266 (2)              *
$.20 per share           William H. Blount, Jr.                 12,803 (2)              *
                         Donald W. Ringsby                      45,494 (2)(3)         1.4
                         Jerol M. Sonosky                       17,161 (2)              *
                         Clarence H. Brown                      50,576 (4)            1.6
                         Ronald H. Beck                         32,667 (5)            1.0
                         Michael M. Logan                       32,792 (5)            1.0
                         All directors and                   1,087,742 (6)           32.2
                              executive officers as a
                              group (10 persons)

*     Less than 1%
(1)  See footnote (1) under "Security Ownership of Certain Beneficial Owners."
(2) Includes 8,000 shares underlying stock options that Messrs. Butler, Blount, Ringsby and Sonosky have the right to acquire within 60 days of the record date.
(3) Includes 16,940 shares which are owned by Karen R. Ringsby, Mr. Ringsby's wife, which she holds as her separate property and to which Mr. Ringsby disclaims any beneficial ownership.
(4) Includes 47,760 shares underlying stock options that Mr. Brown has the right to acquire within 60 days of the record date.
(5) Includes 29,024 shares underlying stock options that Mr. Beck and Mr. Logan can acquire within 60 days of the record date.
(6) Includes an aggregate of 194,536 shares of common stock underlying stock options that such persons have the right to acquire within 60 days of the record date.

                                 PROPOSAL NO. 1
                       NOMINEES FOR ELECTION OF DIRECTORS

     The Board of Directors consists of six members, divided into two classes (Class I and Class II) having staggered terms of two years each. The Class I directors are Harry A. Trueblood, Jr., William H. Blount, Jr. and Donald W. Ringsby. The Class II directors are J. Samuel Butler, Jerol M. Sonosky and Clarence H. Brown. Three Class II directors are to be elected at this meeting. The persons authorized by the enclosed form of proxy intend to vote each proxy received by them for the election of the three Class II nominees named below unless different instructions are given. The term of office of all Class II nominees, if elected, will commence on their election and will continue until the annual meeting in 1999 or until their successors are duly elected and qualified.

     Each Class II nominee has consented to be named in this proxy statement and to serve if elected.

     If any nominee becomes unable to serve as a director before the annual meeting, the persons authorized by the proxy will vote in their discretion for the election of another person for such office. The Board of Directors has no reason to believe that any Class II nominee will decline or become unable to serve before the annual meeting.

     The Board of Directors unanimously recommends a vote FOR the Class II nominees named below. Proxies solicited by the Board of Directors will be voted FOR those nominees unless instructions to the contrary are given.

     Certain information as to each nominee for election as a Class II director is set forth in the table below and in the paragraphs below. The information appearing in the table below has been furnished to the Company by the nominees.

                    Name of Nominees for Director,                                        First Became
        Principal Occupation and Biographical Information (1)                       Age   Director in
        -----------------------------------------------------                       ---   -----------
J. Samuel Butler                                                                     51        1984
     Director.  Mr. Butler was President and Chief Operating Officer of Columbus
     from 1985 until July 31, 1989 after which he became a founding principal of the  investment  banking firm of Petrie  Parkman & Co. until December 1994.
     Also during that time he served as Chief Executive Officer and President of privately-held  Sterling Energy Corp. and Sheffield  Exploration Company, a
     publicly-held  independent  company. He currently serves as Chairman of the
     Board,  Chief  Executive  Officer  and  President  of  ST  Oil  Company,  a
     privately-held independent oil and gas company.

Jerol M. Sonosky                                                                     71        1985
     Director.   Mr.  Sonosky  served  in  various  capacities  with  the  First
     Interstate Bank of California, Los Angeles,  California, from 1959 to 1983,
     retiring  in  1983  as  Executive   Vice   President  and  Manager  of  the
     International Division. Currently he is an energy and financial consultant.

Clarence H. Brown                                                                    62        1989
     Director.  Mr. Brown was elected  Executive  Vice  President of Columbus in
     September 1988 and was later named Chief Operating  Officer in August 1989.
     From 1984 until September 1988, he was Chief Executive Officer and Chairman
     of the Board of Kimbark Oil & Gas Company.


Information Concerning Continuing Directors

     Certain information as to each director who will continue in office is set forth in the table below. The information appearing in the table below has been furnished to the Company by the directors.

                     Name of Continuing Directors,                                        First Became
        Principal Occupation and Biographical Information (1)                       Age   Director in
        -----------------------------------------------------                       ---   -----------

Harry A. Trueblood, Jr.                                                              71        1982
     Chairman of the Board, President,  Chief Executive Officer and Director. In
     addition,  he was a founder  and former  President  and/or  Chairman of the
     Board and Chief  Executive  Officer of  Consolidated  Oil & Gas,  Inc., the
     former parent of Columbus,  from 1958 until October 1988. He also currently holds  those same  offices in CEC  Resources  Ltd.,  a former  wholly-owned
     Canadian  subsidiary,  which was divested by a rights offering to Columbus'
     shareholders  in  February  1995.  He is a  former  Director  of the  Chief
     Executives  Organization and several public  companies,  some of which were affiliates of Consolidated and Columbus.

William H. Blount, Jr.                                                               50        1988
     Director.  Mr.  Blount has been  Chairman  and  President  of Power  Motive
     Corporation,   Denver,   Colorado,  a  distributor  of  heavy  construction
     equipment,  since 1980.  He has been with that firm since 1972 and was Vice
     President  from  1974 to  1980.  He is a  member  of the  Chief  Executives
     Organization and a Director of Colorado Uplift.

Donald W. Ringsby                                                                    57        1988
     Director.  Mr.  Ringsby is  President  and Chairman of the Board of Ringsby
     Terminals,  Inc., an industrial  real estate  investment  company.  He is a member of the Chief Executives Organization, a Director of Colorado Uplift,
     and a past Director of the University of Colorado Foundation.

(1)  As to the extent of  participation  of executive  officers and directors in
     oil  and  gas  exploration  and  other  matters,   see  "Transactions  with
     Management."

Compensation of Directors

     At each annual organizational meeting, the Board of Directors adopts a new compensation policy for its directors for the next year. Following the 1996 annual meeting, the Board determined the following policy to be effective until May 31, 1997: The directors of Columbus who are not otherwise employed as officers are currently paid an annual director's fee of 1,500 shares of restricted common stock issued from treasury, which for tax purposes is valued at 75% of the closing price of the common stock on the date of that directors' meeting, plus $1,300 per meeting for attendance at all regular and special meetings of the Board of Directors, and $650 for attendance at meetings of the Audit, Compensation and Executive Committees if held at a time other than at the time that a regular or special meeting of the Board is held.

Committees and Meetings

     The Board of Directors held four meetings during fiscal 1996. Each director attended at least 75% of the aggregate of the meetings of the Board of Directors and the meetings of the committees described below on which such director served.

     The  Company  has a  standing  Executive  Committee  comprised  of  Messrs.
Trueblood and Sonosky. The function of the Executive Committee is to act on matters in the absence of the Board of Directors, which actions are later ratified by the Board of Directors. The Executive Committee met one time during fiscal 1996.

     The Company has a standing Audit Committee comprised of Messrs. Ringsby (Chairman of the Committee), Butler and Blount. The principal duties of the Audit Committee are to recommend to the Board of Directors the engagement and discharge of the independent auditors; review with management and the independent auditors the type of services to be performed by the independent auditors, their performance and their fees; review the scope of the audit; consider comments by the auditors regarding internal controls and accounting procedures, as well as management's response to those comments; and review the adequacy of the Company's system of internal accounting controls. The Audit Committee met three times during fiscal 1996.

     The Company has a standing Compensation Committee comprised of Messrs. Sonosky (Chairman of the Committee), Ringsby and Trueblood. The function of the Compensation Committee is to review and determine the compensation to be awarded to all executive officers (other than the Chief Executive Officer) and the general level of various plan contributions, and annual wage increases to non-officer employees. Messrs. Sonosky and Ringsby form the Compensation Committee with respect to the compensation of Mr. Trueblood. In that role they recommend the compensation for Mr. Trueblood to the Board of Directors, which makes a final determination (without Mr. Trueblood's participation). The Compensation Committee held two meetings in fiscal 1996.

     The Company has a standing Incentive Stock Option Plan Administrative Committee comprised of Messrs. Blount, Butler and Sonosky. This Committee administers the Columbus Energy Corp. 1995 Stock Option Plan. The Incentive Stock Option Plan Administrative Committee met two times during fiscal 1996.

     The Company does not have a standing Nominating Committee.

                       EXECUTIVE OFFICERS OF THE COMPANY

     Set forth below is certain information concerning the executive officers of the Company, each of whom serves at the pleasure of the Board of Directors.

        Name and Age                 Position with Columbus and Biographical Information
        ------------                 ---------------------------------------------------
Harry A. Trueblood, Jr. (71)    See "Information Concerning Continuing Directors"

Clarence H. Brown (62)          See "Nominees for Election of Directors"

Ronald H. Beck (52)             Vice  President.  Mr. Beck was  elected  Vice  President  of
                                Columbus in August 1985 and served as Treasurer  from August
                                1985 to May 1993. He also serves as Chief Financial Officer.

Michael M. Logan (47)           Vice President. Mr. Logan joined Columbus in August 1985 and was elected  Vice  President of  Corporate  Development  and
                                Marketing in November 1985.

Harold C. Gutjahr (67)          Secretary. Mr. Gutjahr was elected Senior Vice President and
                                Secretary  of  Columbus  in 1982.  He has  been a part  time employee since August 1, 1989, serving as Secretary.

James P. Garrett (50)           Treasurer.  Mr.  Garrett  joined  Columbus in August 1992 as
                                Controller and was elected  Treasurer in May 1993. He served
                                Gold King  Consolidated,  Inc., a publicly-held  oil and gas and mining company,  as Controller from 1982 to 1988 and was the Vice President-Finance from 1988 to October 1991.


                             EXECUTIVE COMPENSATION

     The following table sets forth certain information regarding compensation paid during each of the last three years to the Company's Chief Executive Officer and the other executive officers who earned over $100,000 in salary and bonus in fiscal 1996 (referred to subsequently as the "named executive officers").

                           SUMMARY COMPENSATION TABLE

                       Annual Compensation
                       -------------------
Name and Principal     Fiscal                               Long Term Compensation Awards         All Other
    Position            Year    Salary($)       Bonus($)   Securities Underlying Options(#)    Compensation($)
    --------            ----    ---------       --------   --------------------------------    ---------------
H.A. Trueblood, Jr.     1996    $108,000        $11,766               120,400(3)                  $15,179(1)
    Chief Executive     1995     109,546         50,000                   -0-                       2,987(1)
    Officer             1994     110,333            -0-                88,000                      12,886(1)

Clarence H. Brown       1996     110,400         13,873                12,000                       4,320(2)
    Chief Operating     1995     110,987         20,688                12,000                       4,000(2)
    Officer             1994     110,333         17,444                11,000                       3,105(2)

Ronald H. Beck          1996      93,917         11,787                 8,000                       6,816(2)
    Vice President      1995      94,300         11,719                21,024                       6,624(2)
    Finance             1994      93,750         11,135                 6,600                       5,213(2)

Michael M. Logan        1996      93,917         11,787                 8,000                       5,220(2)
    Vice President      1995      94,300         11,719                21,024                       5,637(2)
    Corp. Development   1994      93,750         11,135                 6,600                       5,208(2)

(1) Amounts represent matching contributions by the Company under the 401(k) Plan of $4,320, $4,000 and $2,886 in fiscal 1996, 1995, and 1994 and the balance represents amounts accrued under the Company's separation pay policy of $10,859 in fiscal 1996, $10,000 in fiscal 1994, and a $1,013 reduction in 1995 because of a 15% salary reduction as of September 1, 1995.
(2) Amounts represent matching contributions by the Company under the 401(k) Plan and Company contributions under the Employee Stock Purchase Plan.
(3) Includes a delayed grant of 70,400 options in exchange for the surrender of 88,000 outstanding options pursuant to an offer made by the Company in fiscal 1995 to all option holders whose salary had been reduced by the Board of Directors on August 1, 1995 to receive a number of options at the closing price on date of grant equal to 80% of the number of options held. Also includes a 25,000-share stock option approved by the Board of Directors in May 1995 but granted effective February 5, 1996, which was the earliest date that Mr. Trueblood was not subject to liability under Section 16 of the Securities Act of 1934.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information concerning individual grants of stock options made during fiscal 1996 to the Company's named executive officers.

                                          Individual Grants
                                ---------------------------------------                  Potential Realizable
                                 Number of                                                 Value at Assumed
                                Securities    % of Total                                 Annual Rates of Stock
                                Underlying      Options                                   Price Appreciation
                                 Options      Granted to      Exercise                    For Option Term (3)
                                 Granted     Employees in       Price      Expiration     ------------------
        Name                    (#)(1)(2)     Fiscal Year     ($/Share)       Date        5% ($)     10% ($)
        ----                    ---------     -----------     ---------       ----        ------     -------
H. A. Trueblood, Jr.             95,400(4)        48.2           5.25         2/4/99      78,946     165,781
                                 25,000           12.6           7.50         5/7/99      29,555      62,063
Clarence H. Brown                12,000            6.1           7.50         5/7/99      14,186      29,790
Michael M. Logan                  8,000            4.0           7.50         5/7/99       9,458      19,860
Ronald H. Beck                    8,000            4.0           7.50         5/7/99       9,458      19,860

(1) Because of the prior service provision in the Company's Employee Stock Option Plan, all options are exercisable upon grant.
(2) Options granted at the closing price of the Company's common stock on that date.
(3) These columns present hypothetical future realizable values of the options, obtainable upon exercise of the options net of the option's exercise price, assuming that the market price of the Company's common stock appreciates at a 5% and 10% compound annual rate over the term of the options. The 5% and 10% rates of market price appreciation are presented as examples pursuant to rules of the Securities and Exchange Commission and do not reflect management's prediction of the future market price of the Company's common stock. No gain to the optionees is possible without an increase in the market price of the common stock above the option price. There can be no assurance that the potential realizable values shown in this table will be achieved. The potential realizable values presented are NOT intended to indicate the value of the options.
(4) Represents a delayed grant of 70,400 options in exchange for the surrender of 88,000 outstanding options pursuant to an offer made by the Company in fiscal 1995 to all option holders whose salary had been reduced by the Board of Directors on August 1, 1995 to receive a number of options at the closing price on date of grant equal to 80% of the number of options held. Also includes a 25,000-share stock option approved by the Board of Directors in May 1995 but granted effective February 5, 1996, which was the earliest date that Mr. Trueblood was not subject to liability under Section 16 of the Securities Act of 1934.

                   AGGREGATED OPTION EXERCISES IN FISCAL 1996
                       AND FISCAL YEAR END OPTION VALUES

     The table below summarizes for each of the named executive officers the number of stock options exercised during fiscal 1996, the total number of unexercised options held at November 30, 1996, and the aggregate dollar value of in-the-money, unexercised options held at November 30, 1996. Value realized upon exercise is the difference between the market price of the underlying common stock on the exercise date and the exercise price of the option. Value of unexercised in-the-money options at fiscal year end is based on the difference between the aggregate exercise price of the common stock and the market price of the stock on November 30, 1996 which was $10.50 per share. As of that date, the underlying options had not been, and may never be, exercised. The actual gain realized, if any, will be when exercised and will depend on the value of the Company's common stock on that date. There is no assurance that any of the theoretical values shown below will ever be realized or will not be surpassed.

                                                          Number of
                                                         Securities            Value of
                                                         Underlying           Unexercised
                              Shares                     Unexercised          In-the-Money
                             Acquired                     Options at           Options at
                           on Exercise       Value     Fiscal Year End(#)  Fiscal Year End($)
        Name                  (#)(1)      Realized ($)    Exercisable         Exercisable
        ----                  ------      ------------    -----------         -----------
H.A. Trueblood, Jr.           70,400         $224,400       50,000           $206,250
Clarence H. Brown              5,500           14,254       48,860            115,309
Ronald H. Beck                   -0-              -0-       29,024             94,968
Michael M. Logan                 -0-              -0-       29,024             94,968

(1)   All options are vested and exercisable.

                     COMPENSATION COMMITTEE INTERLOCKS AND
                INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     The members of the Company's Compensation Committee during fiscal 1996 were Harry A. Trueblood, Jr., Jerol M. Sonosky and Donald W. Ringsby, each of whom are directors of the Company. Mr. Trueblood is the Chief Executive Officer of the Company. Mr. Trueblood's compensation is determined by the full Board of Directors without his participation.

                  SHAREHOLDER RETURN PERFORMANCE PRESENTATION

     The Company has prepared, in accordance with rules of the Securities and Exchange Commission, a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's common stock with the cumulative total return of the American Stock Exchange Market Value Index and the American Stock Exchange Natural Resources Group for a period of five fiscal years commencing December 1, 1991, and ending November 30, 1996, as set forth below. The graph assumes the value of the investment in Columbus' common stock and each index as $100 on November 30, 1991, and that all cash dividends (of which there were none) were reinvested.

     The Stock Price Performance Graph below shall not be deemed incorporated by reference into any filing by the Company under the Securities Exchange Act of 1934 or the Securities Act of 1933, except to the extent that the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such acts.

                              COLUMBUS ENERGY CORP.
                         STOCK PRICE PERFORMANCE GRAPH

                                                   AMEX          AMEX
                                 Columbus         Market        Natural
  Fiscal Year Covered             Energy         Value(1)     Resources(1)
 ---------------------           --------        --------     ------------
          1991                     100             100            100

          1992                     120.8           106.6           82.5
          1993                     158.3           124.1           97.4
          1994                     160.4           117.0          100.3
          1995                     118.5           145.0          118.3
          1996                     211.7           159.6          151.3

(1) Source: American Stock Exchange

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Compensation of Officers and Employees Generally

     The Board of Directors has delegated to the Compensation Committee (the "Committee") the responsibility of developing compensation programs to attract, motivate, and retain competent executives and other Company personnel. The
Committee as a part of its normal practice obtains the recommendations from Company's management about individual performance. The Committee attempts to be informed about the compensation programs of other oil and gas companies, particularly those which are similarly situated who normally would provide the greatest source of competition for hiring Columbus' personnel.

     The Committee primarily institutes changes or sets the level of compensation based on consideration of recent and long-term contributions of individual employees; the business circumstances of the Company at the time compensation levels are set; and a review of competitor's compensation programs. It is believed that the Company's past policies have proved successful in retaining employees by providing meaningful incentives. A measure of this success is the significant growth in the Company's operating assets and improvements in financial performance during its relatively short history. The Committee is confident that one of the best ways to maximize shareholder value is to challenge employees to perform through incentive awards that in some manner involve shares or share prices.

     The basic elements of Columbus' executive compensation program continues to be a comparatively modest base salary augmented by grants of new stock options annually and more recently by issuance of stock in lieu of cash under the Incentive Compensation Plan. It also includes usual types of employee benefit plans offered by other companies (i.e., a 401(k) Plan and Employee Stock Purchase Plan). The Company grants increases (and on occasion has instituted reductions) in the base salaries of its officers based on performance and only after a year-by-year analysis of (a) an increase in the market price of the Company's common stock, (b) an increase in the Company's total revenues, net income, cash flow, total assets, and stockholders' equity, and/or (c) anticipated future market performance of the common stock based upon an expected future cash flow increase from oil and gas activity not yet reflected in the Company's operating results. The Committee believes that the base salaries of its officers (as well as the level of increases in base salaries) have been at or below a median level for the fiscal years from 1988 through 1996. The Committee proposes to continue its policy of maintaining base salaries around the median for similarly situated companies which will preserve cash for operations and debt reduction. Compensation should be increased to levels equal to or above that of other companies through use of special awards, bonuses, or Incentive Compensation Plan grants which are common stock oriented.

     The Committee annually reviews the operating results and compensation reported by five or more selected peer companies within the same industry niche before determining special awards or wage increases. It firmly believes that the Company's executives should be able, with a fair degree of certainty, to rely upon the fact that with good results they will be rewarded in line with the Company's competitors. Recently, because of the Incentive Compensation Plan, the Committee has been able to reduce somewhat the previous total reliance by the Company's officers upon the exercise and sale of their stock option shares to generate extra cash in order that their eventual compensation would at least be competitive with that of peer companies. The extent to which any individual officer especially contributes to the Company's success in a given year will also be taken into consideration when setting that officer's salary or when granting an Incentive Compensation Plan award. Therefore, the percentage increase in the salary of one officer will not necessarily be the same as that of any other officer in a given year.

     The Committee believes that the Incentive Compensation Plan, adopted in 1994, has provided an excellent vehicle with which to supplement the base salaries of the executive officers. Through its optimum use, the Company hopes to avoid committing itself to a spiral of ever and ever increasing cash salaries which become very difficult to reduce without destroying morale or losing key executives in the process.

     Notwithstanding the foregoing philosophy, during August 1995, the Board of Directors did in fact determine to reduce cash salaries of all officers by 10% to be effective as of September 1, 1995, primarily as a result of a significant reduction in crude oil and natural gas prices which plagued the industry throughout most of the preceding 12-month period. However, in connection with such salary reduction, the Company offered each holder of 1985 Plan options the opportunity to exchange these outstanding options for a number of options equal to 80% of the number surrendered for exchange at an exercise price of $6.625 per share equal to the closing price on date of grant.

Compensation of the Chief Executive Officer

     The Committee separately evaluates the annual salary and other remuneration of Harry A. Trueblood, Jr., the Company's Chairman, President, and Chief Executive Officer, without Mr. Trueblood's participation. The Committee assesses Mr. Trueblood's past performance and future contributions expected from him and, based upon that assessment, makes its recommendations to the full Board of Directors which ultimately makes the final determination of Mr. Trueblood's compensation. At no point during this process does he participate in any findings, deliberations or decisions made by those directors.

     The Board of Directors has in the past utilized similar performance parameters for Mr. Trueblood as have been used for all other executive officers but with special emphasis placed on the Company's performance based on industry comparisons in light of the Company's own circumstances. The Committee expects to continue such a policy with respect to Mr. Trueblood's compensation in 1997 and in future. Based on those guidelines, at its annual review in May 1996, the Committee proposed to restore his salary to the pre-August 1995 level of a $115,200 base salary plus an annual bonus of $11,766 and a grant of a non-qualified stock option to purchase 25,000 shares of the Company's common stock. The new options were granted on May 8, 1996 based on the closing price that day and are exercisable for a term of three years. The Board accepted the other recommendations of the Committee while duly noting that when it had reduced salaries of all officers by 10% because of significantly lower crude oil and natural gas prices prevailing in the industry for an extended period, Mr. Trueblood had voluntarily agreed to decrease his annual salary rate by 15%, or $17,280.

     Mr. Trueblood's annual compensation package has usually consisted of a modest base salary supplemented by an annual bonus in most years, and annual grants of non-qualified stock options. The latter do not possess the same tax advantages as do incentive stock options granted to other officers of the Company and, by virtue of his percentage stock ownership, Mr. Trueblood is not permitted to participate in either the Incentive Compensation Plan or the Employee Stock Purchase Plan. He is allowed to receive the same percentage of annual Company matching contributions to his 401(k) Plan as received by officers and key employees.

     The Committee is a standing Committee. Its current composition with respect to a review of all officers other than Mr. Trueblood consists of Jerol M. Sonosky, Chairman of the Committee, Donald W. Ringsby, and Harry A. Trueblood, Jr., all of whom are directors of the Company, but consists only of Messrs. Sonosky and Ringsby with respect to Mr. Trueblood. The Board of Directors in May 1996 elected each of these persons as Committee members to serve for the balance of fiscal 1996 and until the annual organizational meeting following the Annual Meeting of Shareholders in May 1997.

                         For the Compensation Committee

      Donald W. Ringsby     Harry A. Trueblood, Jr.     Jerol M. Sonosky

     The above report of the Compensation Committee will not be deemed to be incorporated by reference into any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such Acts.

Separation Pay Policy

     Since December 1, 1990, the Company has had a separation pay policy which covers all regular terminations and, in addition, certain "special" terminations of officers (including the named executive officers) in the case of certain contractions and restructures of the Company, and in the event of a change of control of the Company. All officers and employees with at least one year of service are covered by this policy.

     In the event of a contraction, restructure, a "special" termination or a "friendly" change of control (i.e. having received affirmative vote of the Board), an officer (i) with less than 24 months of service will receive six weeks' severance pay; (ii) with more than 24 months but less than 36 months of service will receive nine weeks' severance pay; and (iii) with more than 36 months of service will receive three month's salary plus an additional three weeks of pay for each full year of service; provided that all officers with 36 months or more of service will receive not less than six months of severance pay. The severance pay rate will be calculated on the basis of the average weekly salary received during the 52 weeks immediately preceding such termination. If there is a "hostile" change of control (i.e. not approved by the Board), the amounts will be increased by one and one-half times.

     At the discretion of the Board of Directors, officers and non-officer employees may receive upon their retirement the same benefits they would have received upon a friendly change of control of the Company.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Historically, Columbus has sought the participation of other persons in its oil and gas exploration and other business activities. Participation in such ventures have been sold for the purpose of permitting Columbus to minimize its cost basis in the transactions, to realize profit from the ventures, and to reduce the risk to Columbus in any single business transaction. During fiscal 1996, no directors, officers or holders of more than 5% of the Company's voting securities or such person's immediate family ("insiders") acquired participation in Columbus' oil and gas ventures or other business activities in an amount of $60,000 or more. In the past, certain of the Company's directors and officers have participated in the Company's business activities as individual investors with varying levels of investment from year to year which sometimes has exceeded that threshold amount.

     Any  participation  by such  insiders has always been (and will continue to
be) on the same terms and conditions as the participation of other persons who are not directors or officers of Columbus, and no director or officer will derive any special benefits by virtue of their relationship as directors/officers of Columbus. In the course of the exploration, development and operations which are conducted on the oil and gas leases in which Columbus is the operator, officers and directors of Columbus from time to time are indebted to the Company for the period beginning when they receive their monthly invoices until they pay the amounts they owe on such invoices.

     Mr. Trueblood is an executive officer and director and more than 10% shareholder of CEC Resources Ltd. ("Resources"). For the fiscal year ended November 30, 1996, the Company received $296,000 from Resources for providing certain management services for that former wholly-owned Canadian subsidiary, which included a charge for his prorated time devoted to serving as Resources' Chief Executive Officer. Other named executive officers' prorated time spent on Resources' matters were also included in that charge.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who beneficially own more than 10% of the outstanding shares of the Company's common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Company's common stock and other equity securities. Such persons are required to furnish the Company with copies of all
Section 16(a) reports they file.

     Based on its review of the copies of such reports received by it, the Company believes that all such reports were timely filed in fiscal 1996.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     Coopers & Lybrand L.L.P. began serving the Company as of its incorporation in 1982 and was the Company's independent auditor for the year ended November
30, 1996. Coopers & Lybrand L.L.P. has informed the Company that it has no direct financial interest or any material indirect financial interest in the Company. Representatives of Coopers & Lybrand L.L.P. are expected to be present at the annual meeting and will be provided the opportunity to make a statement if they so desire. Such representatives are expected to be available to respond to appropriate questions. The Board of Directors has selected Coopers & Lybrand L.L.P. as the independent accountants for fiscal 1997.

                          FUTURE SHAREHOLDER PROPOSALS

     If any shareholder intends to present a proposal for action at the annual meeting of shareholders to be held in 1998, such proposal must be received by the Company at its principal executive offices not later than the close of business on November 20, 1997, in order to be included in the Company's proxy material for that meeting.

                                 OTHER BUSINESS

     The Company does not know of any business to be presented for consideration at the annual meeting other than the election of directors. If other business is properly presented, it is the intention of each person named in the proxy to vote such proxy in accordance with his judgment on such matters, although all proxies will be voted as directed.

     The cost of preparing and mailing the enclosed material will be borne by Columbus. In addition to the solicitation of proxies by mail, it is expected that some of the officers, directors and regular employees of the Company, who will receive no compensation therefor in addition to the regular compensation, will solicit proxies on behalf of the Company by telephone, facsimile and personal interview, with the cost of any such solicitation to be borne by the Company.


                                        BY ORDER OF THE BOARD OF DIRECTORS


                                        H. C. Gutjahr
                                        Secretary

                             COLUMBUS ENERGY CORP.            Common Stock Proxy
                            (a Colorado corporation)

               THIS PROXY IS SOLICITED BY ITS BOARD OF DIRECTORS

     The undersigned hereby appoints Harry A. Trueblood, Jr., William H. Blount, Jr. and Donald W. Ringsby, or any one or more of them, with full power of substitution, as attorneys-in-fact of the undersigned to vote the shares of stock held of record on March 10, 1997, which the undersigned would be entitled to vote if personally present, at the annual meeting of shareholders of Columbus Energy Corp. to be held in the Norwest Bank Building Forum Room, Main Floor, 1740 Broadway, Denver, Colorado on Thursday, May 8, 1997 at 9:30 a.m. MDT and at any adjournment thereof.

Management proposals:

(1)  Election of Class II Directors for the nominees listed below
     (except as marked to the contrary below) [ ]

     Withhold authority to vote for all nominees listed below [ ]

     J. Samuel Butler, Jerol M. Sonosky and Clarence H. Brown

     (Instruction: To withhold authority to vote for any individual nominee write that nominee's name on the space provided below.
           If authority is not withheld, it shall be deemed granted.)


(2) In their discretion for such other matters as may properly come before the meeting.

NOTE: THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ABOVE. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND, IN THE PROXY HOLDER'S DISCRETION, ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING, UNLESS A CONTRARY SPECIFICATION IS MADE.

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD IMMEDIATELY.

Date signed: ____________________________

Signature:

X_____________________________________


X_____________________________________

Please sign exactly as your name appears on this proxy.